UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 16, 2018

CIRCOR INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-14962	04-3477276
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

30 CORPORATE DRIVE, SUITE 200
BURLINGTON, MASSACHUSETTS 01803-4238
(Address of principal executive offices) (Zip Code)

(781) 270-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Explanatory Note

As reported in the Current Report on Form 8-K filed by CIRCOR International, Inc. ("CIRCOR" or the “Company”) on December 12, 2017 (the "Initial Form 8-K"), CIRCOR completed its acquisition (the “Transaction”) of the fluid handling business (the “Business” or "Fluid Handling") of Colfax Corporation, a Delaware corporation (“Colfax”). The Transaction was effected pursuant to the Purchase Agreement, dated as of September 24, 2017, by and between Colfax and the Company. The Closing Date of the Transaction was December 11, 2017.

The Company has previously provided the financial information required by Item 9.01. The Company is planning to file a shelf registration which requires updated unaudited pro forma financial statements for the year-ended December 31, 2017. This Current Report on Form 8-K provides such additional financial information.

Item 8.01. Other Events
The unaudited pro forma combined condensed financial information for CIRCOR and Fluid Handling for the year ended December 31, 2017 are attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits
	99.1	Unaudited pro forma combined condensed financial information for CIRCOR and Fluid Handling for the year ended December 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2018                 CIRCOR INTERNATIONAL, INC.

/s/ Rajeev Bhalla
By:     Rajeev Bhalla

Title:	Executive Vice President and Chief Financial Officer